Exhibit 21
TXU CORP.
SUBSIDIARY HIERARCHY
Effective 12/31/2004

State or Country
of Incorporation
TXU Corp.	Texas
TXU US Holdings Investment Company LLC (1)	Delaware
TXU US Holdings Company	Texas
TXU Electric Delivery Company	Texas
TXU Transition Bond Company LLC	Delaware
TXU Electric Capital I	Delaware
TXU Electric Capital II	Delaware
TXU Electric Capital III	Delaware
TXU Electric Capital IV	Delaware
TXU Electric Capital V	Delaware
TXU Electric Capital VI	Delaware
TXU Electric Capital VII	Delaware
TXU Electric Capital VIII	Delaware
TXU Energy Holdings Company	Texas
TXU Energy Company LLC (2)	Delaware
TXU Energy Investment Company LLC (3)	Delaware
TXU Energy Finance Company LLC	Delaware
TXU Energy Retail Management Company LLC	Delaware
TXU Energy Retail Company LP	Texas
TXU Energy Solutions Management Company LLC	Delaware
TXU Energy Solutions Investment Company LLC	Delaware
TXU Energy Solutions Company LP	Texas
TXU Chilled Water Solutions Company	Texas
TXU SEM Company	Delaware
MyHomeKey.com, Inc. (4)	Delaware
Pantellos Corporation (5)	Delaware
TXU SESCO Company LLC	Texas
TXU SESCO Energy Services Company	Texas
TXU Portfolio Optimization Company LLC	Delaware
TXU Portfolio Management Company LP	Texas
TXU Energy Trading (California) Company	Texas
TXU Energy Trading Canada Limited	Canada
TXU ET Services Company	Texas
TXU Mining Management Company LLC	Delaware
TXU Mining Company LP	Texas
TXU Big Brown Mining Management Company LLC	Delaware
TXU Big Brown Mining Company LP	Texas
TXU Fuel Company	Texas
Wichita/Victory Ave. LLC	Texas
TXU Generation Management Company LLC	Delaware
TXU Generation Company LP	Texas
Fuelco LLC (6)	Delaware
TXU Big Brown Management Company LLC	Delaware

TXU Big Brown Company LP	Texas
TXU Big Brown Lignite Management Company LLC	Delaware
TXU Big Brown Lignite Company LP	Texas
TXU DeCordova Management Company LLC	Delaware
TXU DeCordova Company LP	Texas
TXU Tradinghouse Management Company LLC	Delaware
TXU Tradinghouse Company LP	Texas
TXU Generation Services Company	Texas
TXU Pedricktown Management Company LLC	Delaware
TXU Pedricktown Investment Company LLC	Delaware
TXU Pedricktown Retail Company LLC	Delaware
TXU Pedricktown Cogeneration Company LP	Delaware
TXU Industries Company LLC	Delaware
TXU Holdings Company	Delaware
Communications License Holdings I, Inc	Texas
TXU Investment Company	Texas
Pinnacle One GP, LLC (7)	Delaware
Pinnacle One Partners, L.P. (8)	Delaware
Pinnacle I, Inc.	Delaware
TXU Properties Company	Texas
Basic Resources Inc.	Texas
Chaco Energy Company	New Mexico
TXU Development Company	Texas
EDC Four Inc. (9)	Delaware
National Pipeline Company	Texas
Enserch de Mexico S.A. de C.V. (10)	Mexico
Enserch de Monterrey S. A. de C. V. (11)	Mexico
TXU Vermont Insurance Company	Vermont
TXU Gas Management Company LLC	Texas
TXU Gas Investment Company LLC	Delaware
TXU Gas Company LP (Subsidiary of TXU Gas Investment Co LLC)	Texas
TXU Gas Distribution Company (an unincorporated division)
TXU Lone Star Pipeline (an unincorporated division)
TXU Processing Company	Delaware
ENS Holdings I, Inc.	Texas
ENS Holdings Limited Partnership (12)	Texas
Enserch SACROC, Inc. (13)	Texas
ENS Holdings II, Inc.	Texas
ENSERCH E&C Holdings, Inc.	Nevada
Ebasco Services of Canada Limited	Canada
ENSERCH E&C, Inc.	Nevada
Enserch Finance (II), Inc.	Texas
Enserch Finance N.V.	Netherlands Antilles
Enserch House, Inc.	Texas
Oncor Utility Solutions (Texas) Company	Texas
Oncor Utility Solutions (North America) Company	Texas
Lone Star Energy Services Inc.	Texas
LS Energy, Inc.	Texas
Enserch International Investments Limited	Delaware

Humphreys & Glasgow Limited (L)	United Kingdom
TXU Business Services Company	Texas
TXU CG Management Company LLC	Texas
TXU CG Holdings Company LP	Texas
TXU Receivables Company	Delaware
TXU Finance (No. 2) Holdings Company	Delaware
TXU United Kingdom Holdings Company	Delaware
TXU International Holdings Limited	United Kingdom
TXU Finance (No. 3) Limited	United Kingdom
TXU Europe Limited (A)	United Kingdom
TXU Eastern Finance (A) Limited (A)	United Kingdom
TXU Eastern Finance (B) Limited (A)	United Kingdom
TXU Eastern Funding Company (14) (A)	United Kingdom
TXU Europe CP, Inc.	Delaware
TXU Europe Capital I	Delaware
TXU Europe Funding I, L.P. (15)	Delaware
TXU Finance (No. 2) Limited (16) (A)	United Kingdom
TXU Acquisitions Limited (A)	United Kingdom
The Energy Group Limited (A)	United Kingdom
Energy Holdings (No. 2) Limited (A)	United Kingdom
Consolidated Gold Fields Limited (L)	United Kingdom
Anglo-French Exploration Company Limited (L)	United Kingdom
CGF Investments Limited (L)	United Kingdom
Energy Group International Limited (The) (L)	United Kingdom
Exploration Ventures Limited (17) (L)	United Kingdom
Exven Limited (18) (L)	United Kingdom
Global Energy Finance LLC	Delaware
Gold Fields Industrial Holdings Limited (L)	United Kingdom
Gold Fields Mining & Industrial Limited (19) (L)	United Kingdom
Angbur Investment Trust Limited (L)	United Kingdom
Rose, Lloyd & Co. Limited (20) (L)	United Kingdom
Mining & Industrial Holdings Limited (L)	United Kingdom
Gold Fields Rhodesian Development Company Limited (L)	United Kingdom
Minven Minerals Limited (21) (L)	United Kingdom
New Consolidated Gold Fields Limited (L)	United Kingdom
Peabody Resources (UK) Limited	United Kingdom
Gold Fields Resources Limited (22)	United Kingdom
Gold Fields Industrial Limited (L)	United Kingdom
C. Tennant, Sons & Company Limited (L)	United Kingdom
Tennant Trading Limited (L)	United Kingdom
Tennant Security Limited (L)	United Kingdom
Gold Fields Mahd Adh Dhahab Limited (L)	United Kingdom
TXU Europe Group plc (A)	United Kingdom
TXU Europe (Blade No. 2) Limited (L)	United Kingdom
TXU Europe (Blade) Limited (L)	United Kingdom
TXU Germany Limited (A)	United Kingdom
TXU (UK) Holdings Limited (A)	United Kingdom
Energy Holdings (No.6) Limited (A)	United Kingdom

Eastern Electricity Holdings Limited (A)	United Kingdom
TXU (UK) Limited (A)	United Kingdom
Speechnet Limited (L)	United Kingdom
TXU Direct Sales Limited (L)	United Kingdom
Norweb Energi Limited (L)	United Kingdom
Master Registration Agreement Services (23)	United Kingdom
F.W. Cook (Mechanical Services) Limited (L)	United Kingdom
Eastern Group Insurance Services Limited	Isle of Man
Eastern Corporate Insurance Limited	Isle of Man
Eastern Generation Poland Sp. z.o.o. (A)	Poland
Giupep Limited (L)	Poland
Zamosc Energy Company Sp. z o.o. (24)	Poland
Synergia Trading S.A.(L)	Spain
Eastern Norge Svartisen A.S.	Norway
Web Power Limited	Mauritius
TXU Europe Property Limited	United Kingdom
Eastern Group Finance Limited (L)	United Kingdom
TXU Europe Leasing (4) Limited (L)	United Kingdom
TXU Europe Leasing (5) Limited (L)	United Kingdom
TXU Europe Overseas Finance Limited (L)	United Kingdom
TXU (PT1) Limited (L)	United Kingdom
TXU Finland Holdings Limited (A)	United Kingdom
Logicalform Limited	United Kingdom
TXU Europe Power Limited (A)	United Kingdom
Anglian Power Generators Limited (A)	United Kingdom
Stallingborough CHP Limited (A)	United Kingdom
TXU Europe (Partington) Limited (L)	United Kingdom
TXU Europe Power Development Limited (L)	United Kingdom
TXU Europe Merchant Generation Limited (L)	United Kingdom
TXU Europe Merchant Properties Limited (L)	United Kingdom
Peterborough Power Limited (A)	United Kingdom
Shotton Combined Heat and Power Limited (A)	United Kingdom
Barking Power Limited (25)	United Kingdom
TXU Europe Renewable Generation Limited (L)	United Kingdom
TXU Europe Power Production Services Limited (L)	United Kingdom
TXU Europe Power Services Limited (A)	United Kingdom
Nedalo BV (L)	Netherlands
Nedalo (UK) Limited	United Kingdom
TXU Europe Energy Trading Limited (A)	United Kingdom
Precis (2264) Limited (L)	United Kingdom
TXU Europe (AHG Shipping Services) Limited (L)	United Kingdom
TXU Europe Natural Gas (Trading) Limited (L)	United Kingdom
TXU Europe Energy Trading BV (A)	Netherlands
TXU Europe Ireland I	Netherlands
TXU Europe German Finance BV (L)	Netherlands
TXU Europe Energy Trading (UK) Limited (L)United Kingdom	United Kingdom
TXU Europe Energy Trading (Deutschland) GmbH	Germany
TXU Europe (Deutschland Beteiligung) Gmbh	Germany
ARES Energie-Direkt GmbH (R)	Germany

TXU Europe Energy Trading (Nederland) BV	Netherlands
TXU Stadtwerke Holdings Gmbh & Co.KG	Germany
TXU Stadtwerke Beteiligung Gmbh	Germany
TXU Europe Energy Trading (Poland) Sp. z.o.o	Poland
TXU Europe Energy Trading (Italia) SpA (26) (L)	Italy
Apriliasviluppo SrL	Spain
Parque Eólico La Carracha SL (27)	Spain
Parque Eólico Plana de Jarreta SL (28)	Spain
Nuevos Parques Eólicos La Muela AIE (29)	Spain
Eastern Private Network Management LTD	United Kingdom
Eastern Energy Management Limited (L)	United Kingdom
Eastern Metering Services Limited	United Kingdom
TXU Europe Group Trustees Limited	United Kingdom
TXU Europe Trading Limited (L)	United Kingdom
Eastern Group Finance Limited (L)	United Kingdom
Hutchins LTD (L)	United Kingdom
Energy Group Holdings B.V. (A)	Netherlands
Energy Group Overseas B.V. (A)	Netherlands
Energy Holdings (No. 3) Limited(L)	United Kingdom
Energy (30) Limited (L)	United Kingdom
Energy Holdings (No. 4) Limited (A)	United Kingdom
Energy Holdings (No. 5) Limited (A)	United Kingdom
TEG Head Office Limited (L)	United Kingdom
Energy Holdings (No. 1) Limited (A)	United Kingdom
Major Insurance Company (L)	Bermuda
Alliedhike Limited(L)	United Kingdom
Energy Nominees Limited (L)	United Kingdom
Energy Resources Limited (L)	United Kingdom
TXU Australia (No. 2) Holdings Company	Delaware
___________________________
(Administration)
(Liquidation)

(1)    100% ownership of Class B non-voting common stock of TXU US Holdings Company
(2)    99% owned by TXU US Holdings Company, 1% owned by TXU Energy Holdings Company
(3)    16.1% owned by TXU Energy Solutions Company LP
(4)    5.389% owned by TXU Energy Solutions Company LP
(5)    5.389% owned by TXU Energy Solutions Company LP
(6)    92% membership interest owned by TXU Generation Company LP
(7)    50% Class B Membership owned by TXU Investment Company
(8)    49.75% limited partnership interest owned by TXU Investment Company,
   ..5% general partnership interest owned by Pinnacle One GP, LLC
(9)    50% owned by TXU Development Company
(10)   99% owned by National Pipeline Company and 1% owned by TXU Development Company
(11)   99.99% owned by Enserch de Mexico S.A. de C.V. and .01% owned by TXU Development Company
(12)   1% owned by ENS Holdings I, Inc., 99% owned by ENS Holdings II, Inc.
(13)   .035% owned by ENS Holdings Limited Partnership, 99.65% owned by Enserch Finance (II), Inc.

(14)   50% owned by TXU Eastern Finance (A) Limited and 50% owned by TXU Eastern Finance (B)
       Limited
(15)   Owned 15% by TXU Europe Ltd., and 85% by TXU Europe Capital I
(16)   90% owned by TXU Europe Limited and 10% owned by TXU Finance (No. 2) Holdings Company
(17)   50% owned by Energy Holdings (No. 2) Limited
(18)   Owned 76% by Energy Holdings (No. 2) Limited and 24% by Consolidated God Fields)
(19)    70% owned by Gold Fields Limited
(20)    50% owned by Angbur Investment Trust Limited and 50% owned by Gold Fields Mining & Industrial Limited
(21)    30% owned by Gold Fields Limited
(22)    80% owned by Energy Holdings (No. 2) Limited and 20% owned by Peabody Resources (UK) Limited
(23)   11% owned by TXU UK Limited
(24)   49% owned by TXU Europe Group plc.
Subsidiaries of PVO track with the various classes of stock issued by PVO. Only the owner of the individual classes of shares are entitled to the income and power production of the subsidiary which tracks with the particular class of stock. The only entitlement which other owners have is equal distribution in the case of complete liquidation. TXU Nordi Energy owners 60.2% of the class C shares of PVO. This represents approximately 14.7% of the total of PVO. Therefore, TXU Nordic only has rights to those entities which track to the Class C shares or those entities which do not track to a specific class of shares, except in the case of liquidation.
(25)   13.5% owned by TXU Europe Power Limited
(26)   99% owned by TXU Europe Energy Trading BV and 1% owned by TXU Europe Group plc.
(27)   40% owned by TXU Europe Energy Trading BV
(28)   40% owned by TXU Europe Energy Trading BV
(29)   50% owned by Parque Eólico La Carracha SL and 50% owned by Parque Eólico Plana de Jarreta SL

Except as noted above, the voting stock of each subsidiary company and their subsidiaries and affiliates is wholly owned (100%) by its parent or a wholly-owned affiliate.

Affiliates

State or County
of Incorporation
or Organization
ICMC Power Consortium, Inc. (1)	New York
Barking Power Limited(2)	United Kingdom
EIP Holdings LLC (3)	Delaware
Master Registered Agreement Services (4)	United Kingdom
EIP Holdings LLC (5)	Delaware
_______________________

(1) 12.93% owned by TXU Development Company.
(2) 13.5% owned by TXU Europe Power Limited.
(3) 20% ($2.5M) membership interest owned by TXU Energy Trading Company.
(4) 5.55% owned by TXU UK Limited and 5.55% owned by Norweb Energi Limited
(5) 20% (2.5M) membership interest owned by TXU Portfolio Management Company LP.